EXHIBIT 10.4
                              AMENDED AND RESTATED
                         2002 EQUITY PARTICIPATION PLAN
                            of TRIARC COMPANIES, INC.
                         (as amended through 5/19/2005)


     1. Purpose. The purpose of the Amended and Restated 2002 Equity Participation Plan (the "Plan") of Triarc Companies, Inc. (the "Company") is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company (the "Capital Stock") by selected officers, directors ("Directors") and key employees of, and consultants to, the Company and its Subsidiaries and Affiliates who are important to the success and growth of the business of the Company and its Subsidiaries and Affiliates and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting such persons (a) options ("Options") for the purchase of shares of Capital Stock (the "Shares"),
(b) tandem stock appreciation rights ("SARs"), (c) Shares which are both restricted as to transferability and subject to a substantial risk of forfeiture ("Restricted Shares") and (d) restricted share units, each of which is a hypothetical investment equivalent to one Share ("Restricted Share Units"). The Plan also provides for automatic grants of Options to non-employee Directors and permits such non-employee Directors to elect to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees in Shares.

     2. Administration. The Plan shall be administered by a Committee (the "Committee") consisting of two or more Directors appointed by the Board of Directors of the Company. It is intended, but not required, that the directors appointed to serve on the Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act")), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent Rule 16b-3 and Section 162(m), respectively, are a pplicable to the Company and the Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award which is otherwise validly made under the Plan. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the limitations and conditions hereinafter set forth, and except with respect to automatic grants to non-employee Directors pursuant to Section 11.1 hereof, the Committee shall have authority to grant Options hereunder, to determine the number and class of Shares for which each Option shall be granted and the Option price or prices, to determine any conditions pertaining to the exercise or to the vesting of each Option, to grant tandem SARs in connection with any Option either at the time of the Option grant or thereafter, to make awards of Restricted Shares and/or Restricted Share Units, to determine the number of Restricted Shares and/or Restricted Share Units to be granted, and to establish in its discretion the restrictions to which any such Restricted Shares or Restricted Share Units shall be subject. The Committee shall have full power to construe and interpret the Plan and any Plan agreement executed pursuant to the Plan, to establish and amend rules for its administration, to establish in its discretion terms and conditions applicable to the exercise of Options and SARs and the grant of Restricted Shares and Restricted Share Units and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

     3. Shares Subject to the Plan. The Shares to be transferred or sold pursuant to the grant of Restricted Shares, settlement of Restricted Share Units or the exercise of Options or SARs granted under the Plan or pursuant to the election by a Director to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees, if any ("Fees"), in Shares shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 23 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the
Plan), the maximum aggregate number of Shares to be granted as Restricted Shares, in respect of which Restricted Share Units may be granted, or to be delivered on the exercise of Options or SARs or upon a Director's election to receive Fees in Shares shall be 15,000,000, 5,000,000 of which shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), and 10,000,000 of which shall be shares of the Company's Class B Common Stock, Series 1, par value $0.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

     If an Option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such Option or the related SAR, if any, or if Restricted Shares or Restricted Share Units are forfeited as provided in the grant of such Restricted Shares or Restricted Share Units, the number of Shares previously subject to but not delivered under such Option, related SAR or grant of Restricted Shares or Restricted Share Units shall be available to be awarded thereafter. An Option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the Shares subject thereto shall not be available for further grants under the Plan.

     4. Eligibility. Options, SARs, Restricted Shares or Restricted Share Units may be granted from time to time to selected officers, and subject to the provisions of Section 2 hereof, Directors (including non-employee Directors) and key employees of, and consultants to, the Company or any consolidated Subsidiary or Affiliate, each as defined in this Section 4; provided that a consultant shall be eligible for the grant of Options, SARs, Restricted Shares and Restricted Share Units only if such person is a consultant to the Company, a Subsidiary or Affiliate who is entitled to participate in an "employee benefit plan" within the meaning of 17 CFR ss. 230.405 (which, as of the effective date of the Plan, includes those who (A) are natural persons and (B) provide bona fide services to the Company or a Subsidiary or Affiliate of the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities). From time to time, the Committee shall designate from such eligible persons those who will be granted Options, SARs, Restricted Shares or Restricted Share Units, and in connection therewith, the number of Shares to be covered by each grant of Options, Restricted Shares or Restricted Share Units. In addition, Options shall be granted automatically to non-employee Directors and non-employee Directors shall be entitled to receive all or a portion of their Fees in Shares as provided in Section 11 hereof. Persons granted Options or SARs are referred to hereinafter as "optionees," and persons granted Restricted Shares or Restricted Share Units are referred to hereinafter as "grantees." Nothing in the Plan, or in any grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the Plan, shall confer on any person any right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor in any way interfere with the right of the Company or any of its Subsidiaries or Affiliates to terminate the person's employment or service at any time.

     The term "Subsidiary" shall mean, at the time of reference, any entity organized or acquired (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (including the Company) other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other entities in such chain. The term "Affiliate" shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. Notwithstanding any other provision of the Plan to the contrary, in no event may Restricted Shares or Restricted Share Units, in each case that are intended to qualify as "162(m) Performance-Based Awards" (as defined in Section 27), Options and/or SARs be granted under the Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock.

                     PROVISIONS RELATING TO OPTIONS AND SARs
                     ---------------------------------------

     5. Character of Options. Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Code. Options granted hereunder shall be "non-qualified" stock options subject to the provisions of Section 83 of the Code.

     If an Option granted under the Plan (other than an Option granted pursuant to Section 11 of the Plan) is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes on the Option exercise, with an exercise price equal to the "fair market value" (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates on which the Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted. No replacement or reload Option shall be granted in respect of the exercise of any Option granted pursuant to Section 11 of the Plan.

     6. Stock Option Agreement. Each Option granted under the Plan, whether or not accompanied by SARs, shall be evidenced by a written stock option agreement, which shall be executed by the Company and by the person to whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

     7. Option Exercise Price. The price per Share to be paid by the optionee on the date an Option is exercised shall not be less than 85 percent of the fair market value of one Share on the date the Option is granted. In no event shall the price per Share to be paid by the optionee on the date an Option is exercised be less than its par value.

     For purposes of this Plan, the "fair market value" as of any date in respect of any Shares of Class A Common Stock shall mean either (i) the closing price per share of Class A Common Stock on such date or (ii) the average of the high and low sales prices of a share of Class A Common Stock on such date, as determined by the Committee in its sole discretion. The closing price on any such date shall be (a) as reported on the composite transactions tape for the principal exchange on which the Class A Common Stock is listed or admitted to trading (the "Composite Tape"), or if the Class A Common Stock is not reported on the Composite Tape or if the Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which the Class A Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Class A Common Stock has been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such date, the average of the closing bid and asked prices regular way on such date, or (b) if the Class A Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the "Nasdaq") on a last sale basis, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If on any such date the Class A Common Stock is not listed by or quoted on any such exchange or the Nasdaq, the fair market value of any Shares of Class A Common Stock on such date shall be determined by the Committee in its sole discretion.

     For purposes of this Plan, the "fair market value" as of any date in respect of any Shares of Class B Common Stock shall mean either (i) the closing price per share of Class B Common Stock on such date or (ii) the average of the high and low sales prices of a share of Class B Common Stock on such date, as determined by the Committee in its sole discretion. The closing price on any such date shall be (a) as reported on the composite transactions tape for the principal exchange on which the Class B Common Stock is listed or admitted to trading (the "Class B Composite Tape"), or if the Class B Common Stock is not reported on the Class B Composite Tape or if the Class B Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which the Class B Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Class B Common Stock has been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such date, the average of the closing bid and asked prices regular way on such date, or (b) if the Class B Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq on a last sale basis, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If on any such date the Class B Common Stock is not listed by or quoted on any such exchange or the Nasdaq, the fair market value of any Shares of Class B Common Stock on such date shall be determined by the Committee in its sole discretion.

     8. Option Term. The period after which Options granted under the Plan (other than Options granted pursuant to Section 11) may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed ten years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

     9. Exercise of Options. The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options or SARs, shall be determined by the Committee in its sole discretion, except as otherwise specifically set forth herein. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option and the related SAR, if any, may be exercised in whole or part.

     Except as provided in this paragraph, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an Option or SAR shall be exercisable during the optionee's lifetime only by the optionee. The Committee may in the applicable Option agreement or at any time thereafter in an amendment to an Option agreement provide that Options granted hereunder may be transferred with or without consideration by the Optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order or (ii) to one or more of:

               (x) the optionee's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren) (collectively, the "Immediate Family");

               (y) a trust solely for the benefit of the optionee and/or his or her Immediate Family;

               (z) a partnership or limited liability company, the partners or members of which are limited to the optionee and his or her Immediate Family; or

               (aa) any other person or entity authorized by the Committee.

     (each transferee is hereinafter referred to as a "Permitted Transferee"); provided, however, that the optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the optionee in writing that such a transfer would comply with the requirements of the Plan, any applicable Option agreement and any amendments thereto.

     The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option agreement or any amendment thereto to an optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the events of termination of employment by, or services to, the Company under clause (b) of the third paragraph of Section 9 and Section 11.1, as the case may be, hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in
Section 9 and Section 11.1, as the case may be.

     The unexercised portion of any Option (other than Options granted pursuant to Section 11) or SAR granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (a) the expiration of the period of time determined by the Committee upon the grant of such Option; provided that such period shall not exceed ten years from the date on which such Option was granted;

     (b) the termination of the optionee's employment by, or services to, the Company and its Subsidiaries or Affiliates if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its Subsidiaries or Affiliates, or if the optionee is discharged or if his or her services are terminated for cause; or

     (c) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

     The Committee and the Board of Directors shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee or the Board of Directors shall be final and conclusive.

     In the event of the death of an optionee, Options or SARs, if any, exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee's rights under the Options or SARs, if any, shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option or SAR be exercised by anyone after the earlier of (a) the final date upon which the optionee could have exercised it had the optionee continued in the employment of, or continued to provide services to, the Company or its Subsidiaries or Affiliates to such date, or (b) one year after the optionee's death.

     An Option may be exercised only by a notice in writing complying in all respects with the applicable Option agreement. Such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an "approved broker") in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be made by surrender of Shares which are not Restricted Shares subject to the "Transferability Restrictions" set forth in Section 13 (at their fair market value on the date of exercise); provided, however, that such Shares are not subject to any pledge or other security interest and have either been held by the optionee for at least six months, previously acquired by the optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting charge to the earnings of the Company in respect of the Option (such eligible Shares being referred to herein as "Mature Shares"), or by a combination of cash, check and Mature Shares.

     Payment in accordance with Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable Option agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Securities Exchange Act of 1934, as amended, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

     Wherever in this Plan or any Option agreement an optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).

     10. Stock Appreciation Rights. The Committee may in its discretion grant SARs in connection with any Option, either at the time the Option is granted or at any time thereafter while the Option remains outstanding, to any person who at that time is eligible to be granted an Option. The number of SARs granted to a person which shall be exercisable during any given period of time shall not exceed the number of Shares which such optionee may purchase upon the exercise of the related Option or Options during such period of time. Upon the exercise of an Option pursuant to the Plan, the SARs relating to the Shares covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the Plan, the related Option to the extent of an equal number of Shares shall terminate.

     Upon an optionee's exercise of some or all of such optionee's SARs, the optionee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Shares of the same class as that subject to the related Option or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR is the difference between (i) the fair market value, as determined by the Committee as set forth in the underlying agreement, of the underlying Share on the date of the exercise of such SAR and (ii) the Option price specified for the related Option. At the time of such exercise, the optionee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Shares which, for purposes of calculating the number of Shares to be received, shall be valued at their fair market value on the date of the exercise of such SARs. The Committee in its sole discretion shall have the right to disapprove an optionee's election to receive cash in full or partial settlement of the SARs exercised, and to require the Shares to be delivered in lieu of cash. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     An SAR shall be exercisable only during the period determined by the Committee, which period shall be within the period that the related Option is exercisable.

     11. Automatic Grants to Non-Employee Directors; Elective Purchase of
Shares.

         11.1 Automatic Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan, but subject to Section 11.3, each Director who is initially elected or appointed as a Director after the date of the adoption of the Plan by the Board of Directors and who is not then an employee of the Company, any Subsidiary or any Affiliate shall be granted on the later of (i) the date of the approval of the Plan by the stockholders or (ii) the date of such Director's initial election or appointment to the Board of Directors, a nonqualified Option to purchase 15,000 Shares of Class A Common Stock and 30,000 Shares of Class B Common Stock. On the date of each annual meeting of stockholders of the Company held after the Plan is adopted by the Board of Directors at which a Director is reelected, such Director shall be granted a nonqualified Option to purchase 4,000 Shares of Class A Common Stock and 8,000 Shares of Class B Common Stock. Each such Option shall have a term of ten years, subject to the provisions of this Section 11.1 below. Each such Option shall become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued service on the Board. The price per Share to be paid by the holder of such an Option shall equal the fair market value of one Share on the date the Option is granted. The purchase price of the Shares as to which such an Option is exercised shall be paid in cash, by check, by the delivery of Mature Shares, through the cashless exercise program described in Section 9, or any combination thereof, at the Director's election. Any Director holding Options granted under this Section 11.1 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such Director's Options.

     Subject to the provisions of the applicable Plan agreement, the unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (a) the expiration of ten years from the date on which such Option was granted;

     (b) if the optionee's service is terminated for "cause", the termination of the optionee's service to the Company and its Subsidiaries or Affiliates. For purposes of this section, "cause" shall mean that the optionee's service is terminated (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Subsidiary or Affiliate, (ii) for violation of a policy of the Company or any Subsidiary or Affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company or any Subsidiary or Affiliate or (iv) for "cause" or any like term as defined in any written contract between the Company and the optionee;

     (c) if the optionee's service terminates for reasons other than as provided in subsection (b) or (d) of this Section 11.1, (i) with respect to the portion of such optionee's Option that was not exercisable immediately prior to such termination, the termination of the optionee's service to the Company and its Subsidiaries or Affiliates and (ii) with respect to the portion that was exercisable immediately prior to such termination, 90 days after the termination of the optionee's service to the Company and its Subsidiaries or Affiliates, subject to subsection (a) of this Section 11.1; and

     (d) if the optionee's service terminates by reason of his death, or if the optionee's service terminates in the manner described in subsection (c) of this
Section 11.1 and he dies within such period for exercise provided for therein,
(i) with respect to the portion of such optionee's Option that was not exercisable immediately prior to such termination, the death of such optionee and (ii) with respect to the portion that was exercisable immediately prior to such optionee's death, one year after the optionee's death (and such portion of the Option shall be exercisable for the period described in clause (ii) by the person to whom such Option passes under such optionee's will (or, if applicable, pursuant to the laws of descent and distribution)), subject to subsection (a) of this Section 11.1.

          11.2 Elective Purchase of Shares. In addition to any other benefit to which any Director may be entitled under the terms of the Plan, a Director shall be permitted to elect to receive all or any portion of the Fees that otherwise would be payable in cash to such Director in Shares of Class A Common Stock or Class B Common Stock, as may be elected by such Director rather than cash in accordance with the provisions of this Section 11.2.

     Any Director may elect to receive all or any portion of his or her Fees in Shares of Class A Common Stock and/or Class B Common Stock rather than cash by delivering a written election (an "Election Notice," the election set forth therein being referred to as the "Election") to the Secretary of the Company and such Election shall specify the class of Shares to be received in lieu of all or any portion of his or her Fees. An Election shall continue in effect until it is revoked by delivery to the Secretary of the Company of a written revocation notice (a "Revocation") or modified by delivery to the Secretary of the Company of a new Election Notice. Any Election or Revocation under this Section 11.2 shall be effective with respect to Fees that otherwise would be paid after the later of (x) with respect to an Initial Election (as defined below), the date of receipt by the Secretary of the Company of the Election Notice or, if later, the date specified in such Election Notice, and (y) with respect to any Revocation or any Election, other than an Initial Election, six months after the date of receipt by the Secretary of the Company of such Revocation or Election Notice. There shall be no limit on the number of Elections or Revocations that may be made by a Director. A Director who does not elect that all or a portion of his Fees be paid in Shares shall receive his Fees in cash on the date that such Fees are otherwise due. Any Shares payable under this Section 11.2 shall be issued to the Director on the same date that the Fees would have been paid in cash. The number of the applicable class of Shares to be issued to a Director who makes an Election under this Section 11.2 shall be determined by dividing:

     (i) the amount of the Director's Fees for which such Director has made an Election under this Section 11.2, by

     (ii) the average of the fair market value of the Shares of Class A Common Stock or Class B Common Stock, as applicable, for the twenty (20) consecutive trading days immediately preceding the date as of which the Fees otherwise would be payable. Only full Shares shall be issued pursuant to this Section. If the formula set forth above would result in a Director receiving any fractional Share, then, in lieu of such fractional Share, the Director shall be paid cash.

     For purposes of this Section 11.2, an "Initial Election" means an Election received by the Secretary of the Company from a Director on a date not later than the later of (a) ten days following approval of the Plan by the stockholders, and (b) ten days after a Director is first elected a director of the Company; provided, however, that with respect to Directors who were participants in the Triarc Companies, Inc. 1993 Equity Participation Plan (the "1993 Plan") or the Triarc Companies, Inc. 1998 Equity Participation Plan (the "1998 Plan"), the most recent outstanding election under the 1993 Plan or the 1998 Plan, if any, shall be deemed to continue under this Plan as an "Initial Election" and shall continue to be effective so long as no new Election Notice is received within 10 days following approval of the Plan by the stockholders.

           11.3. Effectiveness of Section 11. Notwithstanding anything in this Plan to the contrary, Section 11.1 and Section 11.2 shall become effective only when, as and to the extent that Section 11.1 and 11.2 of the 1998 Plan, respectively, become ineffective due to (a) there being insufficient shares of Common Stock available under the 1998 Plan, (b) the expiration of the 1998
Plan or (c) any other reason.

                    PROVISIONS RELATING TO RESTRICTED SHARES
                    ----------------------------------------

     12. Granting of Restricted Shares. The Committee may grant Restricted Shares to eligible persons at any time. In granting Restricted Shares (and, as further described in Section 18 below, Restricted Share Units), the Committee shall determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Shares will be in force (the "Restricted Period"). The Restricted Period may be the same for all such Shares granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Shares granted to the same grantee, all as determined by the Committee in its sole discretion.

     Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Company and by the person to whom the Restricted Shares are granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

     13. Restrictions on Transferability. During the Restricted Period applicable to each grant of Restricted Shares (and as further described in Section 19 below, Restricted Share Units), such Shares (or Restricted Share Units, as the case may be) may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Shares (or Restricted Share Units, as the case may be) may not be assigned or transferred except by will or by the laws of descent and distribution. The restrictions on the transferability of Restricted Shares (or Restricted Share Units, as applicable) imposed by this section are referred to in this Plan as the "Transferability Restrictions."

     14. Determination of Vesting Restrictions. With respect to each grant of Restricted Shares (and, as further described in Section 20 below, Restricted Share Units), the Committee shall determine in its sole discretion the restrictions on vesting which will apply to the Shares for the Restricted Period, which restrictions as initially determined and as they may be modified pursuant to the Plan are referred to hereinafter as the "Vesting Restrictions." By way of illustration but not by way of limitation, any such determination of Vesting Restrictions by the Committee may provide (a) that the grantee will not be entitled to any such Shares unless he or she is still employed by, or providing services to, the Company or its Subsidiaries or Affiliates at the end of the Restricted Period; (b) that the grantee will become vested in such Shares according to such schedule as the Committee may determine; (c) that the grantee will become vested in such Shares at the end of or during the Restricted Period based upon the achievement (in such manner as the Committee may determine) of such performance standards as the Committee may determine; (d) that the grantee will become vested in such Shares in any combination of the foregoing or under such other terms and conditions as the Committee in its sole discretion may determine; and (e) how any such Vesting Restrictions will be applied, modified or accelerated in the case of the grantee's death, total and permanent disability (as determined by the Committee), retirement or under any other circumstances.

     The performance standards, if any, set by the Committee for any grantee of Restricted Shares or Restricted Share Units, as applicable, may be individual performance standards applicable to the grantee, may be performance standards for the Company or the division, business unit or Subsidiary by which the grantee is employed or to which the grantee is providing services, may be performance standards set for the grantee under any other plan providing for incentive compensation for the grantee, or may be any combination of such standards. Performance standards set at the time of the grant of any Restricted Shares or Restricted Share Units may be revised at any time prior to the beginning of the last year of the applicable Restricted Period, but only to take into account significant changes in circumstances as determined by the Committee in its sole discretion.

     If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares then held in escrow pursuant to Section 15. Any Restricted Shares so awarded and delivered to a grantee shall be delivered free and clear of the Transferability Restrictions.

     15. Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares granted hereunder will be registered in the name of the grantee, will contain such legend(s) as the Committee shall determine appropriate, if any, and will be deposited with the Company or its designee in escrow, accompanied by a stock power executed in blank by the grantee covering such Shares. The certificates for such Shares will remain in escrow until the earlier of the end of the applicable Restricted Period, or, if the Committee has provided for earlier termination of the Transferability Restrictions following a grantee's death, total and permanent disability, retirement or earlier vesting of such Shares, such earlier termination of the Transferability Restrictions. At whichever time is applicable, the certificates representing the number of such Shares to which the grantee is then entitled will be released from escrow and delivered to the grantee free and clear of the Transferability Restrictions, provided that in the case of a grantee who is not entitled to receive the full number of such Shares evidenced by the certificates then being released from escrow because of the application of the Vesting Restrictions, such certificates will be returned to the Company and canceled, and a new certificate representing the Shares, if any, to which the grantee is entitled pursuant to the Vesting Restrictions, will be issued and delivered to the grantee, free and clear of the Transferability Restrictions (and, if applicable, a new certificate will also be issued back into escrow, accompanied by a new stock power executed in blank by the grantee, covering the Shares to which the grantee is not yet entitled due to the application of the Vesting Restrictions).

     16. Transfer in the Event of Death, Disability or Retirement. Notwithstanding a grantee's death, total and permanent disability or retirement, the certificates for his or her Restricted Shares will remain in escrow and the Transferability Restrictions will continue to apply to such Shares unless the Committee determines otherwise. Upon the release of such Shares from escrow and the termination of the Transferability Restrictions, either upon any such determination by the Committee or at the end of the applicable Restricted Period, as the case may be, the portion of such grantee's Restricted Shares to which he or she is entitled, determined pursuant to his or her applicable Vesting Restrictions, will be awarded and delivered to the grantee or to the person or persons to whom the grantee's rights, if any, to the Shares shall pass by will or by the applicable law of descent and distribution, as the case may be. However, the Committee may, in its sole discretion, award and deliver all or any greater portion of the Restricted Shares to any such grantee or to such person or persons.

     17. Limitations on Obligation to Deliver Shares. The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transferability Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

                  PROVISIONS RELATING TO RESTRICTED SHARE UNITS
                  ---------------------------------------------

     18. Award of Restricted Share Units. The Committee may grant Restricted Share Units to eligible persons at any time. In granting Restricted Share Units, the Committee shall determine in its sole discretion the Restricted Period. The Restricted Period may be the same for all such Restricted Share Units granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Restricted Share Units granted to the same grantee, all as determined by the Committee in its sole discretion.

     Each grant of Restricted Share Units under the Plan shall be evidenced by an agreement which shall be executed by the Company and the grantee. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. No Shares shall be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such grant.

     At the discretion of the Committee, each Restricted Share Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the grantee or withheld by the Company for the grantee's account, and interest may, at the sole discretion of the Committee, be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a grantee's account and attributable to any particular Restricted Share Unit (and interest thereon, if applicable) shall be distributed to the grantee upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the grantee shall have no right to such Dividends Equivalents (or interest thereon, if applicable).

     19. Restrictions on Transferability. During the Restricted Period applicable to each grant of Restricted Share Units, such units shall be subject to the Transferability Restrictions, as described in Section 13 of the Plan.

     20. Determination of Vesting Restrictions. With respect to each grant of Restricted Share Units, the Committee shall determine in its sole discretion the Vesting Restrictions, as described in Section 14 of the Plan. To the extent Restricted Share Units are forfeited, all rights of the grantee to such Restricted Share Units shall terminate without further obligation on the part of the Company.

     If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the settlement of all or any portion of the Restricted Share Units then held in escrow pursuant to Section 21.

     21. Settlement of Restricted Share Units. Upon the expiration of the Restricted Period and the lapse of the Vesting Restrictions, if any, with respect to any outstanding Restricted Share Units, the Company shall deliver to the grantee, or his beneficiary, without charge, one Share for each such outstanding Restricted Share Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with
Section 18 hereof and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units or (ii) delay the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the fair market value of the Shares as of the date on which the Restricted Period lapsed with respect to such Vested Unit. Any Shares delivered in settlement of Restricted Share Units shall be delivered free and clear of the Transferability Restrictions.

                               GENERAL PROVISIONS
                               ------------------

     22. Stockholder Rights. Except for the Transferability Restrictions, a grantee of Restricted Shares shall have the rights of a holder of the Shares, including the right to receive dividends paid on such Shares and the right to vote such Shares at meetings of stockholders of the Company; provided that the Committee may provide at the time of any grant of Restricted Shares that cash dividends and stock dividends with respect to the Restricted Shares may be withheld by the Company for the grantee's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Company and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the grantee upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the grantee shall have no right to such cash dividends or stock dividends. No optionee shall have any of the rights of a stockholder with respect to any Shares unless and until he or she has exercised his or her Option with respect to such Shares and has paid the full purchase price therefor. No grantee of a Restricted Share Unit shall have any of the rights of a stockholder with respect to any Shares unless and until his or her Restricted Share Unit has been settled by the Company in Shares.

     23. Changes in Shares. In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event (including, without limitation, any spin-off of a Subsidiary) which involves, affects or is made with regard to any class or series of Capital Stock which may be delivered pursuant to the Plan ("Plan Shares"), (ii) any dividend or distribution on Plan Shares payable in stock, or extraordinary dividend payable in cash, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of shares of Capital Stock and the classes or series of such Capital Stock which may be delivered pursuant to the Plan, (b) the number of shares of Capital Stock and the classes or series of Capital Stock subject to outstanding Options, SARs, Restricted Share Units or grants of Restricted Shares, (c) the Option price per share of all Capital Stock subject to outstanding Options, (d) any performance based Vesting Restrictions in any Plan agreement that are based on stock price and (e) any other provisions of the Plan; provided, however, that (I) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Option or SAR, as nearly as practicable, equivalent to such Option or SAR, as the case may be, immediately prior to such change and (II) no such adjustment shall give any optionee any additional benefits under any outstanding Option. Further, with respect to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

     24. Reorganization. In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:
(i) by written notice to each optionee, provide that his or her Options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty (30) days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable or the Vesting Restrictions or Restricted Period applicable to any Restricted Shares or Restricted Share Units, as applicable, shall lapse.

     Whenever deemed appropriate by the Committee, any action referred to in the preceding paragraph may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 24 shall apply notwithstanding any other provision of the Plan.

     25. Change of Control. Notwithstanding anything in the Plan to the contrary, upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a "Change of Control"), then (a) any outstanding Options granted under the Plan shall be fully and immediately exercisable, (b) any Vesting Restrictions applicable to any Restricted Shares shall lapse and such Restricted Shares shall be delivered free and clear of all Transferability Restrictions and (c) any Restricted Period and Vesting Restrictions applicable to any Restricted Share Units shall lapse and such Restricted Share Units (together with any dividends or Dividend Equivalents, and any interest thereon, being held by the Company) shall be settled in accordance with Section 21 hereof. The acquisition of any portion of the combined voting power of the Company by Nelson Peltz or Peter May or by any person affiliated with such persons (or the acquisition or disposition by any person or persons who receive any award under Section 11 hereof) shall in no event constitute a Change of Control.

     26. Withholding Taxes. Whenever under the Plan Shares are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of an SAR, payment of dividends or Dividend Equivalents (and interest thereon, if any), settlement of a Restricted Share Unit or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan. Notwithstanding any provision of the Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 9 of the Plan, the optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

     Without limiting the generality of the foregoing, (i) an optionee or grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of Mature Shares having a fair market value (determined as of the date of such delivery by the optionee or grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee or grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee or grantee incurring any liability under
Section 16(b) of the Act, and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised, delivered or settled).

     27. 162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs, Restricted Shares or Restricted Share Units that would not otherwise qualify as "performance-based compensation" under Section 162(m) of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with the rules set forth below. Such an award is referred to hereunder as a "162(m) Performance-Based Award." The performance standards applicable to a 162(m) Performance-Based Award will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the Company, with respect to a period established by the Committee (a "Performance Period") and may include, and will be limited to, one or more of the following:

                                    1. earnings per share;

                                    2.      market share;

                                    3.      margins (limited to gross margin,
                                            "Adjusted EBITDA" (as defined below)
                                            margin, and Adjusted EBITDA (as
                                            defined below, but excluding clause
                                            (1) thereof) margin);

                                    4.      productivity improvement;

                                    5.      costs or expenses;

                                    6.      successful completion of
                                            acquisitions, dispositions,
                                            recapitalizations, financings or
                                            refinancings;

                                    7.      total return on investment
                                            portfolio;

                                    8.      pre-tax net realized capital gains;

                                    9.      stock price; or

                                    10.     net investment income.

     For each Performance Period, the Committee will, on or before the date as may be required in order for a 162(m) Performance-Based Award to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code (the "Performance Goals Date"), establish (a) the performance standards and (b) if more than one performance standard is established, the weighting of the performance standards. The Committee may at any time prior to the Performance Goals Date for a Performance Period or, subject to the next paragraph, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a performance standard for such period in order to prevent the dilution or enlargement of the rights of grantees (X) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development; (Y) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (Z) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

     The Committee may exercise such discretion set forth in the preceding paragraph to the extent the exercise of such authority after the Performance Goals Date would not cause the 162(m) Performance-Based Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. If such discretion would cause such 162(m) Performance-Based Award to fail to qualify as performance-based compensation, then such authority shall only be exercised with respect to those grantees who are determined by the Committee to be persons not subject to Section 162(m) of the Code.

     On or before the Performance Goals Date as to each applicable Performance Period, the Committee shall establish a written schedule of the amount of Shares subject to the 162(m) Performance-Based Award that will vest if the performance standards are satisfied. As soon as practicable following the end of such the applicable Performance Period, the Committee will certify in writing the attainment of the performance standards established for such period and will calculate the number of Shares subject to the 162(m) Performance-Based Award, if any, that will vest pursuant to the schedule previously established by the Committee.

     Notwithstanding any provision herein to the contrary, no 162(m) Performance-Based Award will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

     For purposes of this Section 27, "Adjusted EBITDA" for any referenced period shall mean the Company's (or with respect to an acquired company, the acquired company's) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

     (1) depreciation and amortization expenses;

     (2) any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;

     (3) any discretionary or matching contributions to the Company's 401(k) Plan and other deferred compensation plans for the applicable fiscal year;

     (4) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto ("APB Opinion No. 30");

     (5) all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;

     (6) all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;

     (7) any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the applicable period;

     (8) the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144, and any amendment, restatement, modification, supplement or successor thereto; and

     (9) all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any amendment, restatement, modification, supplement or successor thereto.

     In addition, operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

     28. Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other optionee or grantee) as the Committee determines appropriate including, without limitation, provisions to assist the optionee or grantee in financing the purchase of Shares upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Option or received in settlement of a Restricted Share Unit or Restricted Shares, provisions giving the Company the right to repurchase Restricted Shares or Shares acquired under any Option or received in settlement of a Restricted Share Unit in the event the optionee or grantee elects to dispose of such Shares and provisions allowing the optionee or grantee to elect to defer the receipt of payment in respect of awards for a specified period or until a specified event.

     29. Amendment and Discontinuance. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including as necessary to prevent awards which are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code to fail to so qualify) and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the Plan shall not to that extent be effective without the consent of the person to whom such award was made.

     30. Applicable Laws. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options or settlement of Restricted Share Units granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

     31. Governing Laws. The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware, to the extent such law is not superseded by or inconsistent with Federal law.

     32. Effective Date and Duration of Plan. The Plan shall become effective on the date of its approval by the stockholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code. The term during which awards may be granted under the Plan shall expire on June 4, 2012.

     33. Amendments to Agreements. Notwithstanding any other provision of the Plan, the Board of Directors, or any authorized committee thereof, may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.